                                                                    EXHIBIT 10.2

                                                                       EXHIBIT A

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                          AMERICAN COMMERCIAL LINES LLC

                     AMERICAN COMMERCIAL LINES HOLDINGS LLC

                                Credit Agreement

                           Dated as of June 30, 1998,

                  as Amended and Restated as of April 11, 2002

                           J.P. Morgan Securities Inc.
                                   as Arranger

                               JPMorgan Chase Bank
                             as Administrative Agent

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      [JPMORGAN LOGO]

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
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I Definitions ...................................................      1
   SECTION 1.01. Defined Terms ..........................................      1
   SECTION 1.02. Terms Generally ........................................     25
   SECTION 1.03. Classification of Loans and Borrowings .................     25
ARTICLE II The Credits ..................................................     26
   SECTION 2.01. Commitments ............................................     26
   SECTION 2.02. Loans ..................................................     27
   SECTION 2.03. Borrowing Procedure ....................................     28
   SECTION 2.04. Evidence of Debt; Repayment of Loans ...................     29
   SECTION 2.05. Fees ...................................................     29
   SECTION 2.06. Interest on Loans ......................................     30
   SECTION 2.07. Default Interest .......................................     30
   SECTION 2.08. Alternate Rate of Interest .............................     31
   SECTION 2.09. Termination and Reduction of Revolving Credit
                 Commitments ............................................     31
   SECTION 2.10. Conversion and Continuation of Borrowings ..............     31
   SECTION 2.11. Repayment of Term Borrowings ...........................     33
   SECTION 2.12. Optional Prepayment ....................................     34
   SECTION 2.13. Mandatory Prepayments ..................................     35
   SECTION 2.14. Reserve Requirements; Change in Circumstances ..........     37
   SECTION 2.15. Change in Legality .....................................     38
   SECTION 2.16. Indemnity ..............................................     39
   SECTION 2.17. Pro Rata Treatment .....................................     39
   SECTION 2.18. Sharing of Setoffs .....................................     39
   SECTION 2.19. Payments ...............................................     40
   SECTION 2.20. Taxes ..................................................     40
   SECTION 2.21. Assignment of Commitments Under Certain
                 Circumstances; Duty to Mitigate ........................     42
   SECTION 2.22. Letters of Credit ......................................     43
ARTICLE III Representations and Warranties ..............................     46
   SECTION 3.01. Organization; Powers ...................................     46
   SECTION 3.02. Authorization ..........................................     46
   SECTION 3.03. Enforceability .........................................     48
   SECTION 3.04. Governmental Approvals .................................     48
   SECTION 3.05. Financial Statements ...................................     48
   SECTION 3.06. No Material Adverse Change .............................     48
   SECTION 3.07. Title to Properties; Possession Under Leases ...........     49
   SECTION 3.08. Subsidiaries ...........................................     49
   SECTION 3.09. Litigation; Compliance with Laws .......................     48
   SECTION 3.10. Agreements .............................................     50
   SECTION 3.11. Federal Reserve Regulations ............................     50
   SECTION 3.12. Investment Company Act; Public Utility Holding
                 Company Act ............................................     50
   SECTION 3.13. Use of Proceeds ........................................     50
   SECTION 3.14. Tax Returns ............................................     50

   SECTION 3.15. No Material Misstatements ..............................     50
   SECTION 3.16. ERISA ..................................................     51
   SECTION 3.17. Environmental Matters ..................................     51
   SECTION 3.18. Insurance ..............................................     52
   SECTION 3.19. Security Documents .....................................     52
   SECTION 3.20. Location of Real Property and Leased Premises and
                 List of Towboats, Drydocks and Barges ..................     53
   SECTION 3.21. Labor Matters ..........................................     53
   SECTION 3.22. Solvency ...............................................     53
ARTICLE IV Conditions of Lending ........................................     54
ARTICLE V Affirmative Covenants .........................................     54
   SECTION 5.01. Existence; Businesses and Properties ...................     55
   SECTION 5.02. Insurance ..............................................     55
   SECTION 5.03. Obligations and Taxes ..................................     56
   SECTION 5.04. Financial Statements, Reports, etc .....................     57
   SECTION 5.05. Litigation and Other Notices ...........................     58
   SECTION 5.06. Maintaining Records; Access to Properties and
                 Inspections ............................................     58
   SECTION 5.07. Use of Proceeds ........................................     59
   SECTION 5.08. Compliance with Environmental Laws .....................     59
   SECTION 5.09. Preparation of Environmental Reports ...................     59
   SECTION 5.10. Further Assurances .....................................     59
ARTICLE VI Negative Covenants ...........................................     60
   SECTION 6.01. Indebtedness ...........................................     60
   SECTION 6.02. Liens ..................................................     61
   SECTION 6.03. Sale and Lease Back Transactions .......................     63
   SECTION 6.04. Investments, Loans and Advances ........................     63
   SECTION 6.05. Mergers, Consolidations, Sales of Assets and
                 Acquisitions ...........................................     64
   SECTION 6.06. Dividends and Distributions; Restrictions on
                 Ability of Subsidiaries to Pay Dividends ...............     65
   SECTION 6.07. Transactions with Affiliates ...........................     66
   SECTION 6.08. Business of Holdings, Borrower and Subsidiaries ........     66
   SECTION 6.09. Other Indebtedness and Agreements ......................     66
   SECTION 6.10. Capital Expenditures ...................................     67
   SECTION 6.11. Consolidated Senior Leverage Ratio .....................     67
   SECTION 6.12. Consolidated Interest Coverage Ratio ...................     67
   SECTION 6.13. Fiscal Year ............................................     67
   SECTION 6.14. Annual Rent Expense ....................................     68
   SECTION 6.15. Rent Adjusted Consolidated Senior Leverage Ratio .......     68
ARTICLE VII Events of Default ...........................................     68
ARTICLE VIII The Administrative Agent and the Collateral Agent ..........     70
ARTICLE IX Miscellaneous ................................................     72
   SECTION 9.01. Notices ................................................     72
   SECTION 9.02. Survival of Agreement ..................................     73
   SECTION 9.03. Binding Effect .........................................     73
   SECTION 9.04. Successors and Assigns .................................     73
   SECTION 9.05. Expenses; Indemnity ....................................     76

   SECTION 9.06. Right of Setoff ........................................     77
   SECTION 9.07. Applicable Law .........................................     77
   SECTION 9.08. Waives; Amendment ......................................     78
   SECTION 9.09. Interest Rate Limitation ...............................     78
   SECTION 9.10. Entire Agreement .......................................     79
   SECTION 9.11. WAIVER OF JURY TRIAL ...................................     79
   SECTION 9.12. Severability ...........................................     79
   SECTION 9.13. [Intentionally omitted]  ...............................     79
   SECTION 9.14. Headings ...............................................     79
   SECTION 9.15. Jurisdiction; Consent to Service of Process ............     79
   SECTION 9.16. Confidentiality ........................................     80
   SECTION 9.17. Termination ............................................     80

SCHEDULES:
Schedule 1.01(a) -- Existing Letters of Credit
Schedule 1.01(b) -- Subsidiary Guarantors
Schedule 2.01 -- Lenders and Commitments
Schedule 3.07(a) -- Vessels Not Documented Under United States Law
Schedule 3.07(c) -- Condemnation Proceedings
Schedule 3.07(d) -- Contractual Rights Regarding Mortgaged Property
Schedule 3.08 -- Subsidiaries
Schedule 3.09 -- Litigation
Schedule 3.17 -- Environmental Matters
Schedule 3.18 -- Insurance
Schedule 3.19(d) --  Filing Offices - Mortgages
Schedule 3.20(a) -- Mortgaged Properties Schedule
         3.20(b) -- Leased Properties Schedule
         3.20(c) -- Tugs and Barges
Schedule 3.21 -- Labor Matters
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.07 -- Transactions with Affiliates
EXHIBITS:
Exhibit A -- Form of Administrative Questionnaire
Exhibit B -- Form of Assignment and Acceptance
Exhibit C -- Form of Borrowing Request
Exhibit D -- Indemnity, Subrogation and Contribution Agreement Exhibit E-1 -- Form of Mortgages
Exhibit E-2 -- Fleet Mortgages
Exhibit F -- Parent Guarantee Agreement
Exhibit G -- Pledge Agreement
Exhibit H -- Security Agreement
Exhibit I -- Subsidiary Guarantee Agreement
Exhibit J -- Form of Opinion of Counsel to the Borrower
Exhibit K -- Form of Assignments of Insurances
Exhibit L -- Reaffirmation of Guarantee and Security Documents Exhibit M -- Restructuring Term Sheet

Exhibit N -- LLC Agreement
Exhibit O -- Mutual Release

            CREDIT AGREEMENT dated as of June 30, 1998, as amended and restated as of April 11, 2002, among AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (the "Borrower"), AMERICAN COMMERCIAL LINES HOLDINGS LLC, a Delaware limited liability company ("Holdings"), the Lenders (as defined in Article I), and JPMORGAN CHASE BANK, a New York banking corporation formerly named The Chase Manhattan Bank, as issuing bank (in such capacity, the "Issuing Bank"), as administrative agent (in such capacity, the "Administrative Agent"), as security trustee (in such capacity, the "Security Trustee") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

      Holdings, the Borrower, the Lenders, the Issuing Bank, the Administrative Agent, the Security Trustee and the Collateral Agent are parties to a Credit Agreement dated as of June 30, 1998, as amended prior to the date hereof (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I) (the "Original Credit Agreement"), pursuant to which (a) the Lenders made Tranche B Term Loans to the Borrower in an aggregate principal amount equal to $200,000,000 (of which $143,950,889 is outstanding as of the date hereof), (b) the Lenders made Tranche C Term Loans in an aggregate principal amount equal to $235,000,000 (of which $169,378,111 is outstanding as of the date hereof), (c) the Lenders extended and agreed to extend credit to the Borrower in the form of Revolving Loans in an aggregate principal amount at any time outstanding not in excess of $100,000,000 and (d) the Issuing Bank issued and agreed to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $25,000,000, to support payment obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries.

      Holdings, the Borrower, the Required Lenders, the Issuing Bank, the Administrative Agent, the Security Trustee and the Collateral Agent have agreed, subject to the terms and conditions contained herein and the terms and conditions contained in the Amendment Agreement, that the Original Credit Agreement (including all exhibits and schedules thereto) be amended and restated in its entirety in the form hereof.

      On the Restatement Closing Date, subject to the consummation of the other Transactions, (a) $50,000,000 of the then outstanding Revolving Credit Borrowings shall be converted into Tranche A Term Loans and the Revolving Credit Commitments permanently reduced by such amount and (b) the Borrower shall prepay not less than $25,000,000 aggregate principal amount of the outstanding Term Loans.

      Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

      "399" shall mean 399 Venture Partners, Inc., Delaware corporation.

      "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "ACL Funding" shall mean American Commercial Lines Funding Corporation, a bankruptcy-remote corporation that is a wholly owned Subsidiary of the Borrower organized solely for the purpose of engaging in the Receivables Program.

      "Account" shall mean any right to payment for goods sold or for services rendered, whether or not it has been earned by performance.

      "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

      "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

      "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A or such other form as may be supplied from time to time by the Administrative Agent.

      "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

      "Agreement" shall mean this Credit Agreement as originally executed and as hereafter amended from time to time, including any exhibits hereto.

      "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

      "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next

1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Amendment Agreement" shall mean the Amendment Agreement dated as of April 11, 2002, among Holdings, the Borrower, the Administrative Agent and the Required Lenders.

      "Applicable Percentage" shall mean, for any day, with respect to any Eurodollar Loan or ABR Loan, or with respect to the Commitment Fees, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Spread--Revolving Loans and Tranche A Term Loans", "Eurodollar Spread--Tranche B Term Loans", "Eurodollar Spread--Tranche C Term Loans", "ABR Spread--Revolving Loans and Tranche A Term Loans", "ABR Spread--Tranche B Term Loans", "ABR Spread--Tranche C Term Loans" or "Fee Percentage", as the case may be, based upon the Consolidated Leverage Ratio as of the relevant date of determination:

                  Eurodollar       ABR
                    Spread-      Spread-
                   Revolving    Revolving    Eurodollar       ABR       Eurodollar      ABR-
                   Loans and    Loans and      Spread-      Spread-      Spread-       Spread
Consolidated       Tranche A    Tranche A     Tranche B    Tranche B    Tranche C    Tranche C
  Leverage           Term          Term         Term         Term         Term          Term           Fee
   Ratio             Loans         Loan         Loans        Loans        Loans         Loans       Percentage
Category 1           3.75%        2.75%         4.00%        3.00%        4.25%         3.25%         0.500%
Equal to or
greater than
4.5 to 1.0

Category 2           3.50%        2.50%         3.75%        2.75%        4.00%         3.00%         0.500%
Equal to or
greater than
4.0 to 1.0
but less than
4.5 to 1.0

Category 3           3.25%        2.25%         3.50%        2.50%        3.75%         2.75%         0.500%
Equal to or
greater than
3.5 to 1.0
but less than
4.0 to 1.0

Category 4           3.00%        2.00%         3.50%        2.50%        3.75%         2.75%         0.375%
Equal to or
greater than
3.0 to 1.0
but less than
3.5 to 1.0

Category 5           2.75%        1.75%         3.50%        2.50%        3.75%         2.75%         0.375%
Less than
3.0 to 1.0

      Each change in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall be effective with respect to all Loans, Commitments and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and related certificates required by Section 5.04(a) or (b) indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (a) at any time during which the Borrower has failed to deliver the financial statements and related certificates required by Section 5.04(a) or (b) or (b) at any time after the occurrence and during the continuance of an Event of Default, the Consolidated Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.

      "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

      "Asset Sale" shall mean the sale, transfer or other disposition (by way of merger or otherwise) by the Borrower or any of the Subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of (a) any Capital Stock or equity interests of any of the Subsidiaries (other than directors' qualifying shares or interests) or (b) any other assets of the Borrower or any of the Subsidiaries (other than (i) inventory, excess, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) assets transferred with an aggregate fair market value not exceeding $25,000,000 in any fiscal year of the Borrower in connection with the replacement or upgrade of a tangible asset of the Borrower or any Subsidiary Guarantor which will be used in a Related Business and is acquired, or commitments to acquire such asset have been made, within 270 days of such transfer, (iii) dispositions resulting in Casualty Proceeds or Condemnation Proceeds or (iv) sales or transfers (x) by or among Foreign Subsidiaries or (y) from a Loan Party to a Foreign Subsidiary to the extent, in the case of this clause (y), that (A) such Loan Party would be permitted to advance the fair market value of the asset transferred to such Foreign Subsidiary under Section 6.04(c) and (B) any such transfer is treated as an intercompany loan pursuant to Section 6.04(c) and evidenced by an intercompany note pledged to the Collateral Agent pursuant to the Pledge Agreement for the benefit of the Secured Parties), provided that any asset sale or series of related asset sales described in clause (b) above (including by way of condemnation or casualty) having a value not in excess of $750,000 shall be deemed not to be an "Asset Sale" for purposes of this Agreement; and provided, further, that the sale of Program Receivables pursuant to the Receivables Program shall be deemed not to be an "Asset Sale" for purposes of this Agreement.

      "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

      "Assignments of Insurances" shall mean each of the Assignments of Insurances, substantially in the form of Exhibit K, between the Borrower and the Collateral Agent and Security Trustee for the benefit of the Secured Parties.

      "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C.
Section 101 et seq.

      "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

      "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

      "Borrowing Request" shall mean a request by the Borrower, executed by a Responsible Officer of the Borrower, in accordance with the terms of Section
2.03 and substantially in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

      "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Capital Stock" of any person shall mean any and all shares, interests (including membership and economic interests in a limited liability company), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, but excluding any debt securities convertible into such equity prior to such conversion.

      "Casualty" shall have the meaning set forth in each of the Mortgages and the Fleet Mortgages.

      "Casualty Proceeds" shall have the meaning set forth in each of the Mortgages and the Fleet Mortgages.

      A "Change in Control" shall be deemed to have occurred if (a) prior to the first fully distributed public offering of Voting Stock of Holdings, (i) the Permitted Holders and the Permitted Transferees shall cease to own directly or indirectly, beneficially or of record, shares representing at least 51% on a fully diluted, as if converted, basis of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of Holdings or (ii) DHC and its Permitted Transferees shall cease to own directly or indirectly, beneficially or of record, shares representing at least 35% on a fully diluted, as if converted, basis of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of Holdings; (b) after the first fully distributed public offering of Voting Stock of Holdings, the Permitted Holders and the Permitted Transferees shall cease to own directly or indirectly, beneficially or of record, shares representing at least 25% on a fully diluted, as if converted, basis of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of Holdings; (c) after the first fully distributed public offering of Voting Stock of Holdings, any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than the Permitted Holders and the Permitted Transferees shall own directly or indirectly, beneficially or of record, a percentage of the issued and outstanding Voting Stock of Holdings on a fully diluted, as if converted, basis having ordinary voting power in excess of the percentage then owned, directly or indirectly, beneficially and of record, on a fully diluted, as if converted, basis, by the Permitted Holders and the Permitted Transferees; (d) a majority of the seats (except in the case of any vacancy for 60 days or less resulting from the death or resignation of any director of Holdings) on the board of managers or analogous body of Holdings shall at any time be occupied by persons who were not (i) nominated by the board of directors or analogous body of Holdings, (ii) appointed by directors so nominated or (iii) appointed by one or more Permitted Holders or Permitted Transferees; (e) any change in control (or similar event, however denominated) with respect to Holdings or the Borrower shall occur under and as defined in any indenture or agreement in respect of Indebtedness to which any such person or any Subsidiary is a party; or (f) Holdings shall cease to own, beneficially and of record, 100% of the issued and outstanding Capital Stock of the Borrower.

      "Chapter 11 Case" shall mean a case commenced under Chapter 11 of the Bankruptcy Code in which the Disclosure Statement and Chapter 11 Plan are filed.

      "Chapter 11 Plan" shall mean a pre-packaged or pre-arranged plan of reorganization filed in a Chapter 11 Case to implement the terms of the Restructuring Term Sheet and consistent in all material respects with this Agreement.

      "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans.

      "Closing Date" shall mean June 30, 1998.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

      "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

      "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

      "Common Interests" shall mean, collectively, the Senior Common Interests and the Junior Common Interests.

      "Condemnation" shall have the meaning set forth in each of the Mortgages and the Fleet Mortgages.

      "Condemnation Proceeds" shall have the meaning set forth in each of the Mortgages and the Fleet Mortgages.

      "Consolidated Capital Expenditures" shall mean, for any period, the sum of
(a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Borrower or any of the Subsidiaries during such period that, in accordance with GAAP, are or should be included in "additions to property, plant and equipment" or similar items reflected in the consolidated statement of cash flows of the Borrower and the Subsidiaries for such period (including the amount of assets leased in connection with any Capital Lease Obligation, but excluding transfers of assets between Subsidiaries except to the extent of cash expenditures to effect such transfers), and (b) to the extent not included pursuant to clause (a) above, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Borrower or any Subsidiary during such period to acquire, by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any person, including equity investments in persons in which the Borrower or any of its Subsidiaries holds less than 50% of the Capital Stock of such persons, to the extent the proceeds of such equity investments are used by such person to make capital expenditures; provided, however, that, for purposes of Section 6.10 only, to the extent the Borrower or a Subsidiary uses, within 270 days of the receipt thereof, (i) the proceeds of the disposition of assets described in clause (b)(i) or (ii) of the definition of the term "Asset Sale" or (ii) Casualty Proceeds or Condemnation Proceeds to purchase, construct, repair, lease or replace any property, plant or equipment, the amount of the related Consolidated Capital Expenditure shall be reduced by the amount of such proceeds.

      "Consolidated Current Assets" shall mean, as of any date of determination, the total assets that would properly be classified as current assets (other than cash and cash equivalents) of the Borrower and the Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

      "Consolidated Current Liabilities" shall mean, as of any date of determination, the total liabilities (other than, without duplication, (a) the current portion of long-term Indebtedness and (b) outstanding Revolving Loans) that would properly be classified as current liabilities of the Borrower and the Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

      "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus (a) the sum, without duplication, of (i) to the extent not included in such Consolidated Net Income, deferred revenue of the Borrower and the Subsidiaries for such period in respect of Jeffboat Sale and Leaseback Transactions, (ii) to the extent deducted in computing such Consolidated Net Income, the sum, without duplication, of (x) all Federal, state, local and foreign taxes, and Tax Distributions, (y) Consolidated Net Interest Expense and
(z) depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses, the amortization of debt discounts and, except for purposes of determining the Applicable Percentage at any time, losses from impairment of tangible or intangible assets and translation gains or losses, but excluding losses from recognition of minority interest in Persons), and (iii) except for purposes of determining the Applicable Percentage at any time, all fees and expenses associated with the Transactions, minus, to the extent added in computing such Consolidated Net Income, (b) any non-cash income or non-cash gains (other than gains from recognition of minority interest in Persons), including the effects of previously deferred revenue in respect of Jeffboat Sale and Leaseback Transactions, all as determined on a consolidated basis with respect to the Borrower and the Subsidiaries in accordance with GAAP.

      "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Net Interest Expense for such period payable in cash.

      "Consolidated Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) Net Debt on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

      "Consolidated Net Income" shall mean, for any period, net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the income of any person (other than, to the extent of the Borrower's equity interest therein, persons in which the Borrower or any of the Subsidiaries holds 50% or more of the Capital Stock) in which any other person (other than the Borrower or any of the Subsidiaries or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any wholly owned Subsidiary by such person during such period, (b) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of the Subsidiaries or the date that person's assets are acquired by the Borrower or any of the Subsidiaries, (c) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any gains or losses attributable to sales of assets out of the ordinary course of business (net of taxes incurred (or in the case of a loss, any tax benefit realized) and Tax Distributions payable with respect thereto), (e) (to the extent not included in clauses (a) through (d) above) any non-cash extraordinary gains or non-cash extraordinary losses (net of taxes incurred (or in the case of a loss, any tax benefit realized) and Tax Distributions payable with respect thereto) and (f) any Tax Distributions payable with respect to such period.

      "Consolidated Net Interest Expense" shall mean, for any period, the gross interest expense of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including the portion of any payments or accruals with respect to Capital Lease Obligations that are allocable to interest expense in accordance with GAAP, but excluding (a) the amortization of debt discounts and (b) the amortization of all fees (including fees with respect to Interest Rate Protection Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP (including fees and expenses in connection with the Transactions) less the total interest income of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to Interest Rate Protection Agreements.

      "Consolidated Senior Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) Net Debt less, to the extent included therein, the Subordinated PIK Notes on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

      "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

      "Conversion" shall have the meaning assigned to such term in Section 2.01(d).

      "Court" shall mean the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Chapter 11 Case from time to time.

      "Credit Event" shall have the meaning assigned to such term in Article 4.

      "date hereof" shall mean April 11, 2002.

      "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

      "DHC" shall mean Danielson Holding Corporation, a Delaware corporation.

      "DHC Contribution" shall mean the contribution by DHC to Holdings of (a) $25,000,000 in cash and (b) the DHC Notes together with all interest obligations thereon, if any, in exchange for newly issued Common Interests.

      "DHC Notes" shall mean Senior Unsecured Notes in an aggregate principal amount of $58,493,000, which will be contributed by DHC to Holdings as part of the DHC Contribution and thereafter canceled.

      "DHC Transactions" shall mean (a) the DHC Contribution and (b) the exchange of an aggregate of $7,000,000 in cash for all of the Preferred Interests held by certain holders of the Capital Stock of Holdings party to the Recapitalization Agreement.

      "DIP Facility" shall mean the $65,000,000 superpriority, senior secured, priming debtor-in-possession revolving credit and letter of credit facility provided by JPMorgan Chase Bank and the other financial institutions named therein in connection with the Chapter 11 Case.

      "Disclosure Statement" shall mean a disclosure statement prepared in connection with the Exchange Offer and Consent Solicitation and/or the Chapter 11 Case reasonably satisfactory to the Administrative Agent.

      "dollars" or "$" shall mean lawful money of the United States of America.

      "Domestic Subsidiaries" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

      "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

      "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material,
(c) the presence, use, handling, transportation, storage, treatment or disposal of any

Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

      "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.
S. C. Sections 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. Sections 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sections 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.

      "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

      "Equity Issuance" shall mean the issuance by Holdings, the Borrower or any Subsidiary of any equity securities or any other equity interests of Holdings, the Borrower or any Subsidiary, as applicable, or the receipt by Holdings, the Borrower or any Subsidiary of any capital contribution, in each case, after the Restatement Closing Date (and specifically excluding the DHC Contribution), other than (a) any such issuance of equity securities or other equity interests to, or receipt of any such capital contribution from, Holdings, the Borrower or a Subsidiary, (b) any issuance of directors' qualifying shares, (c) any issuance of equity securities or other equity interests by Holdings to management or key employees of Holdings, the Borrower or any Subsidiary to the extent that the Net Cash Proceeds therefrom shall not exceed $1,000,000 during any fiscal year of the Borrower, (d) any issuance of equity securities or other equity interests by any Foreign Subsidiary to existing stockholders of such Foreign Subsidiary as a result of a capital call by such Foreign Subsidiary, (e) any issuance or issuances by Holdings of equity securities to the extent that the Net Cash Proceeds therefrom shall not exceed $1,000,000 during any fiscal year (net of any such Net Cash Proceeds used substantially concurrently to purchase equity securities of Holdings from management or key employees of Holdings, the Borrower or any Subsidiary upon their death, disability or termination of employment) and (f) any Sponsor Equity Contribution.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

      "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

      "Event of Default" shall have the meaning assigned to such term in Article VII.

      "Excess Cash Flow" shall mean, for any fiscal year of the Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, (ii) extraordinary cash income of the Borrower and its consolidated Subsidiaries, if any, during such fiscal year and not included in Consolidated EBITDA and (iii) reductions to non-cash working capital of the Borrower and its consolidated Subsidiaries for such fiscal year (i.e., the decrease, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such fiscal year) over (b) the sum, without duplication, of (i) the amount of any cash income taxes and cash foreign withholding taxes payable by the Borrower and its consolidated Subsidiaries, and the amount of any Tax Distributions payable, in each case with respect to such fiscal year, (ii) accrued interest payable in cash (net of accrued interest income) by the Borrower and its consolidated Subsidiaries during such fiscal year, (iii) Consolidated Capital Expenditures made in cash in accordance with Section 6.10 during such fiscal year, except to the extent financed with the proceeds of Indebtedness or a Sponsor Equity Contribution, (iv) scheduled principal repayments of Indebtedness made by the Borrower and its consolidated Subsidiaries during such fiscal year, (v) optional and mandatory prepayments of the principal of Loans during such fiscal year, but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of the Loans, (vi) extraordinary cash expenses paid by the Borrower and its consolidated Subsidiaries, if any, during such fiscal year and not included in Consolidated EBITDA and (vii) additions to non-cash working capital for such fiscal year (i.e., the increase, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such fiscal year), provided that to the extent otherwise included therein, the Net Cash Proceeds of Asset Sales and dispositions resulting in Casualty Proceeds or Condemnation Proceeds and gains or losses resulting from translation of foreign currencies shall be excluded from the calculation of Excess Cash Flow.

      "Exchange Offer and Consent Solicitation" shall mean (a) the exchange of the Senior Unsecured Notes (other than the DHC Notes) for (i) $120,000,000 in aggregate principal amount of New Senior Unsecured Notes, (ii) $116,507,000 in aggregate principal amount of Subordinated PIK Notes, (iii) up to $20,000,000 in aggregate principal amount of New Senior Unsecured Notes in full satisfaction of up to $20,000,000 of accrued and unpaid interest owing in respect of the Senior Unsecured Notes (other than the DHC Notes) and (iv) to the extent that the accrued and unpaid interest described in clause (iii) exceeds $20,000,000, Subordinated PIK Notes having an aggregate principal amount equal to such excess amount in full satisfaction of such accrued and unpaid interest, and (b) the consent by holders of the Senior Unsecured Notes to amendments to the indenture governing the Senior Unsecured Notes, each of (a) and (b) to be effected through an exchange offer and consent solicitation by the Borrower pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

      "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes or backup withholding taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax, including backup withholding tax, that is imposed on amounts payable to such Foreign Lender under the laws in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.20(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).

      "Family Group" shall mean, with respect to a natural person, such person, such person's spouse, siblings, and descendants (whether natural, by marriage or adopted) and any trust solely for the benefit of such person and/or such person's spouse, siblings, their respective ancestors and/or descendants (whether natural, by marriage or adopted).

      "Fee Letter" shall mean the Fee Letter dated March 19, 2002, between the Borrower and the Administrative Agent.

      "Fees" shall mean the Commitment Fees, the Administrative Agent's Fees, the L/C Participation Fees and the Issuing Bank Fees.

      "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such person.

      "Fleet Mortgages" shall mean the first preferred fleet mortgages attached hereto as Exhibit E-2 or delivered pursuant to Section 5.10, as supplemented from time to time pursuant to the terms thereof.

      "Forbearance Agreement" shall mean the Forbearance Agreement dated as of February 22, 2002, as amended and restated as of March 28, 2002, among Holdings, the Borrower, the Administrative Agent and the Required Lenders (as the same may be amended, modified or restated from time to time).

      "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

      "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

      "GM/Vessel Leasing Acquisition" shall mean the purchase by DHC of (i) the equity interests that 399 currently owns in Global Materials Services LLC, a Tennessee limited liability company, from 399, and (ii) the equity interests that Vectura currently owns in Vessel Leasing LLC, a Delaware limited liability company, from Vectura, on the terms and conditions attached as an exhibit to the Recapitalization Agreement.

      "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

      "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

      "Guarantee Agreements" shall mean the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement.

      "Guarantors" shall mean Holdings and the Subsidiary Guarantors.

      "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business),
(d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person,
(e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property, valued at the fair market value of the assets subject to such Lien (in the case of nonrecourse Indebtedness) owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (j) all obligations of such person as an account party in respect of letters of credit and (k) all obligations of such person as an account party in respect of bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, except to the extent that the terms of such Indebtedness provide otherwise.

      "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

      "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement attached hereto as Exhibit D, among the Borrower, the Subsidiary Guarantors and the Collateral Agent.

      "Interest Payment Date" shall mean, (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or conversion of such Borrowing to an ABR Borrowing.

      "Interest Period" shall mean, as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

      "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement entered into in the ordinary course of business of the Borrower or any Subsidiary and not for speculation.

      "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.05(c).

      "Jeffboat Sale and Leaseback Transactions" shall mean the sale by Jeffboat LLC of barges or other equipment manufactured by Jeffboat LLC or any other Subsidiary to a third party, which such barges or other equipment are then leased back by the Borrower or a Subsidiary.

      "Junior Common Interests" shall mean voting and nonvoting junior common limited liability company membership interests in Holdings.

      "Junior Preferred Interests" shall mean junior preferred limited liability company membership interests in Holdings.

      "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.22.

      "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

      "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

      "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.05(c) .

      "Lenders" shall mean (a) the financial institutions listed on Schedule 2.01(other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

      "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.22.

      "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

      "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of Holdings, substantially in the form of Exhibit N, as modified by changes, if any, not adverse to the interests of the Lenders, by and among Holdings, DHC and certain other persons party thereto.

      "Loan Documents" shall mean this Agreement, the Amendment Agreement, the Letters of Credit, the Guarantee Agreements, the Security Documents, the Indemnity, Subrogation and Contribution Agreement and the Reaffirmation of Guarantee and Security Documents.

      "Loan Parties" shall mean the Borrower and the Guarantors.

      "Loans" shall mean the Revolving Loans and the Term Loans.

      "Margin Stock" shall have the meaning assigned to such term in Regulation
U.

      "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, condition (financial or otherwise), liabilities, prospects or material agreements of Holdings, the Borrower and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Borrower and the other Loan Parties to perform any of their obligations under the Loan Documents to which they are or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

      "Mortgaged Properties" shall mean (a) the owned real properties and leasehold and subleasehold interests of the Loan Parties specified on Schedules 3.20(a) and 3.20(b) and (b) the Vessels specified on Schedule 3.20(c), provided that any such assets set forth on such schedules that are disposed of in compliance with the terms, conditions, covenants and agreements contained in the Loan Documents shall be deemed to be deleted from such schedules immediately following such disposition.

      "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.020) of the Original Credit Agreement or pursuant to Section 5.10, each substantially in the form of Exhibit E-1.

      "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001 (a) (3) of ERISA.

      "Mutual Release" shall mean the Mutual Release attached hereto as Exhibit O, among Holdings, the Borrower, HY I Investments, L. L. C., DHC, Brown Water Transportation Corp., 399, certain holders of the Senior Unsecured Notes party thereto, certain Lenders party thereto and certain members of Holdings party thereto.

      "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received and including all insurance settlements and condemnation awards in any fiscal year of the Borrower in excess of $250,000), net of (i) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes and the Borrower's good faith estimate of income taxes and Tax Distributions paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset), (b) with respect to any issuance or disposition of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred, and Tax Distributions payable, in connection therewith and (c) with respect to any Equity Issuance or Sponsor Equity Contribution, the cash proceeds thereof, net of all customary fees, commissions, costs and other expenses incurred, and Tax Distributions payable, in connection therewith.

      "Net Debt" shall mean, at any date and without duplication, (a) the aggregate amount of all Indebtedness (including any unamortized debt discounts) of the Borrower and the Subsidiaries on a consolidated basis at such date (other than any Indebtedness described in clause (i) or, except to the extent of any unreimbursed drawings thereunder, (j) of the definition of the term "Indebtedness") minus (b) the aggregate amount of all cash and Permitted Investments as shown on the Borrower's consolidated balance sheet on such date.

      "New Note Documents" shall mean the indentures under which the New Senior Unsecured Notes and the Subordinated PIK Notes are issued and all other instruments, agreements and other documents evidencing or governing the New Senior Unsecured Notes and the Subordinated PIK Notes or providing for any Guarantee or other right in respect thereof.

      "New Senior Unsecured Notes" shall mean the 11 1/4% Senior Notes due 2008 to be issued by the Borrower and a special purpose co-obligor of the Borrower pursuant to the Restructuring.

      "Non-Pledged Foreign Subsidiaries" shall mean ACL Venezuela Ltd. and ACBL Hidrovias Ltd., for so long as the Borrower is restricted under agreements in effect on the Closing Date from pledging or causing to be pledged the Capital Stock of such Foreign Subsidiaries.

      "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreements and the Security Documents.

      "Original Credit Agreement" shall have the meaning assigned to it in the preamble to this Agreement.

      "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

      "Parent Guarantee Agreement" shall mean the Parent Guarantee Agreement attached hereto as Exhibit F, made by Holdings in favor of the Collateral Agent for the benefit of the Secured Parties.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

      "Perfection Certificate" shall mean the Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

      "Permitted Holders" shall mean DHC, its Affiliates and management existing at the Borrower, Holdings or any Subsidiary on the Restatement Closing Date.

      "Permitted Investments" shall mean:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc.;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 or any Lender;

            (d) other investment instruments approved in writing by the Required Lenders and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000; and

            (e) shares of funds registered under the Investment Company Act of 1940, as amended, that have assets of at least $100,000,000 and invest only in obligations described in clauses (a) through (d) above, to the extent that such shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Ratings Service in one of the two highest rating categories assigned by such agency for shares of such nature.

      "Permitted Transferees" shall mean with respect to a person, such person's Affiliates, limited partners, stockholders, directors and employees (and partnerships or trusts of which such directors and employees are the sole partners or beneficiaries), and in the case of a natural person, pursuant to applicable laws of descent and distribution or to any member of such person's Family Group.

      "person" shall mean any natural person, corporation, unincorporated organization, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

      "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 40 69 of ERISA be deemed to be) an "employer" as defined in Section 3 (5) of ERISA.

      "Pledge Agreement" shall mean the Pledge Agreement attached hereto as Exhibit G, among the Borrower, Holdings, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

      "PNC Documentation" shall mean the credit facility evidenced by the Second Amended and Restated Receivables Purchase Agreement dated as of January 16, 2002, by and among ACL Funding, American Commercial Barge Line LLC, Market Street Funding Corporation and PNC Bank, National Association, together with the Waiver and First Amendment thereto dated as of February 12, 2002, the Modification of Waiver and First Amendment thereto dated as of February 25, 2002 and the Waiver and Second Amendment thereto dated as of April 1, 2002.

      "Preferred Interests" shall mean, collectively, the Senior Preferred Interests and the Junior Preferred Interests.

      "Program Receivables" shall mean all trade receivables and related contract rights originated and owned by the Borrower or any Subsidiary and sold pursuant to the Receivables Program.

      "Pro Rata Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment.

      "Reaffirmation of Guarantee and Security Documents" shall mean the Reaffirmation of Guarantee and Security Documents, substantially in the form of Exhibit L, among the Loan Parties and the Collateral Agent.

      "Recapitalization" shall mean (a) the DHC Transactions, (b) the delivery of the Mutual Release (as defined in the Recapitalization Agreement) in exchange for all of the Preferred Interests held by certain members of the management of Holdings and/or the Borrower party to the Recapitalization Agreement and (c) the delivery of the Mutual Release (as defined in the Recapitalization Agreement) in exchange for the surrender of the Common Interests held by certain holders thereof party to the Recapitalization Agreement, pursuant to which DHC shall hold 100% of the Capital Stock of Holdings.

      "Recapitalization Agreement" shall mean the Recapitalization Agreement dated as of March 15, 2002, among DHC, Holdings, the Borrower and certain holders of the Preferred Interests and Common Interests, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof and hereof.

      "Receivables Program" shall mean, collectively, (a) the sale of, or transfer of interests in, Program Receivables to ACL Funding in exchange for cash consideration equal to the fair market value of such Program Receivables (i.e., a "true sale") and (b) the sale of, or transfer of interests in, such Program Receivables by ACL Funding to special purpose trusts or corporations which are not Affiliates of the Borrower; provided, that all governing terms and conditions (including any terms or conditions providing for recourse to the Borrower or any of its Subsidiaries (other than ACL Funding)) of the Receivables Program shall be substantially similar in all material respects to those contained in the PNC Documentation.

      "Receivables Program Documentation" shall mean (a) the PNC Documentation and (b) all other written agreements that may from time to time be entered into by the Borrower, any Subsidiary and/or ACL Funding in connection with the Receivables Program, in each case as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

      "Register" shall have the meaning given such term in Section 9.04(d).

      "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Related Business" shall mean any business of the Borrower and its Subsidiaries as conducted on the Restatement Closing Date and any business related, ancillary or complementary thereto.

      "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

      "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment;
(ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

      "Rent Adjusted Consolidated Senior Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) (i) Net Debt less, to the extent included therein, the Subordinated PIK Notes on such date plus (ii) Rent Expense multiplied by 8, to (b) Consolidated EBITDA plus Rent Expense (to the extent deducted in determining Consolidated EBITDA) for the period of four consecutive fiscal quarters ending on such date.

      "Rent Expense" shall mean, for any period, all rent expense of the Borrower and the Subsidiaries for such period, on a consolidated basis for any assets.

      "Required Lenders" shall mean, at any time, Lenders having Loans, L/C Exposure and unused Revolving Credit and Term Loan Commitments representing at least a majority of the sum of all Loans outstanding, L/C Exposure and unused Revolving Credit and Term Loan Commitments at such time.

      "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

      "Restatement Closing Date" shall mean the date occurring on or prior to August 1, 2002, on which each of the conditions specified in Section 5 of the Amendment Agreement are satisfied.

      "Restatement Prepayment" shall mean the prepayment of $25,000,000 aggregate principal amount of outstanding Term Loans (including the Tranche A Term Loans) on the Restatement Closing Date, together with accrued and unpaid interest thereon.

      "Restructuring" shall mean the restructuring of Holdings and its Subsidiaries pursuant to, and in accordance with the terms of, the Restructuring Documents, including (a) (i) the Recapitalization, (ii) the Conversion and the Restatement Prepayment, (iii) the Exchange Offer and Consent Solicitation, (iv) the GMS/Vessel Leasing Acquisition, (v) the extension or replacement of the Receivables Program on or by substantially similar material terms to those contained in the PNC Documentation or (b) the Chapter 11 Plan.

      "Restructuring Documents" shall mean the Recapitalization Agreement, the Disclosure Statement and every other agreement, instrument or document executed in connection with the Restructuring.

      "Restructuring Term Sheet" shall mean the American Commercial Lines Holdings LLC term sheet attached hereto as Exhibit M.

      "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

      "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04.

      "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure.

      "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

      "Revolving Credit Maturity Date" shall mean June 30, 2005.

      "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(c). Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

      "Sale and Leaseback Transaction" shall have the meaning assigned to such term in Section 6.03.

      "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

      "Security Agreement" shall mean the Security Agreement attached hereto as Exhibit H, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

      "Security Documents" shall mean the Mortgages, the Fleet Mortgages, the Security Agreement, the Pledge Agreement, the Assignments of Insurances and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

      "Senior Common Interests" shall mean senior common limited liability company membership interests in Holdings.

      "Senior Preferred Interests" shall mean senior preferred limited liability company membership interests in Holdings.

      "Senior Unsecured Notes" shall mean the Senior Notes due 2008 issued by the Borrower and a special purpose co-obligor of the Borrower on the Closing Date in the original aggregate principal amount of $300,000,000, of which $295,000,000 was outstanding immediately prior to the Restatement Closing Date.

      "Senior Unsecured Debt Documents" shall mean the indenture under which the Senior Unsecured Notes were issued and all instruments, agreements and other documents evidencing or governing the Senior Unsecured Notes or providing for any Guarantee or other right in respect thereof.

      "Sponsor Equity Contribution" shall mean the issuance by Holdings of any equity securities or other equity interests of Holdings to one or more Permitted Holders to the extent that the Net Cash Proceeds therefrom are committed to finance a Consolidated Capital Expenditure at the time of such issuance and are used to finance a Consolidated Capital Expenditure within 270 days after such Net Cash Proceeds are received.

      "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "Subordinated PIK Notes" shall mean the 12% pay-in-kind Senior Subordinated Notes due 2008 to be issued by the Borrower and a special purpose co-obligor of the Borrower pursuant to the Restructuring.

      "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "Subsidiary" shall mean any direct or indirect subsidiary of the Borrower.

      "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, attached hereto as Exhibit I, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

      "Subsidiary Guarantor" shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to a Subsidiary Guarantee Agreement.

      "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "Tax Distribution" shall mean, so long as the Borrower is a limited liability company, distributions to Holdings as sole member (or shareholder) of the Borrower in an aggregate amount not to exceed the amount payable by Holdings pursuant to the tax distribution provisions of the LLC Agreement, as in effect on the Restatement Closing Date, to the holders of Holdings' Capital Stock as a direct result of their holding membership interests in Holdings; provided that with respect to any period during which the Borrower is included in a consolidated group (other than as the parent of such group) for Federal income tax purposes (by reason of an initial public offering or otherwise), the Borrower shall be permitted to distribute to the parent company of such group cash in an amount equal to the combined Federal, state and local income taxes that would be paid by the Borrower and its domestic Subsidiaries with respect to such period if they operated as a single Delaware corporation filing separate tax returns with respect to their combined actual taxable income.

      "Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans.

      "Term Loan Commitments" shall mean the Tranche B Commitments and the Tranche C Commitments.

      "Term Loan Repayment Dates" shall mean the Tranche A Term Loan Repayment Dates, the Tranche B Term Loan Repayment Dates and the Tranche C Term Loan Repayment Dates.

      "Term Loans" shall mean the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans.

      "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

      "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

      "Tranche A Maturity Date" shall mean June 30, 2005.

      "Tranche A Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans.

      "Tranche A Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11 (a)(i).

      "Tranche A Term Loans" shall mean the term loans resulting from the Conversion pursuant to Section 2.01(d). Each Tranche A Term Loan shall be either a Eurodollar Term Loan or an ABR Term Loan.

      "Tranche B Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Tranche B Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
9.04. Tranche B Commitments were terminated on the Closing Date upon the making of the Tranche B Term Loans.

      "Tranche B Maturity Date" shall mean June 30, 2006.

      "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans.

      "Tranche B Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11(a)(ii).

      "Tranche B Term Loans" shall mean the term loans made by the Lenders to the Borrower as described in Section 2.01(a). Each Tranche B Term Loan shall be either a Eurodollar Term Loan or an ABR Term Loan.

      "Tranche C Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche C Term Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Tranche C Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
9.04. Tranche C Commitments were terminated on the Closing Date upon the making of the Tranche C Term Loans.

      "Tranche C Maturity Date" shall mean June 30, 2007.

      "Tranche C Term Borrowing" shall mean a Borrowing comprised of Tranche C Term Loans.

      "Tranche C Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11(a)(iii).

      "Tranche C Term Loans" shall mean the term loans made by the Lenders to the Borrower as described in Section 2.01(b). Each Tranche C Term Loan shall be either a Eurodollar Term Loan or an ABR Term Loan.

      "Transactions" shall mean, collectively, (a) the Restructuring and (b) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party.

      "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

      "Vectura" shall mean Vectura Group LLC, a Delaware limited liability company.

      "Vessels" shall mean the towboats and barges listed on Schedule 3.20(c), provided that any such towboats or barges set forth on such schedules that are disposed of in compliance with the terms, conditions, covenants and agreements contained in the Loan Documents shall be deemed to be deleted from such schedules immediately following such disposition.

      "Voting Stock" of a person shall mean all classes of Capital Stock of such person then outstanding and normally entitled to vote in the election of directors (or persons performing similar functions).

      "wholly owned Subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

      "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement or to reflect the application of Accounting Principles Board Opinions 16 and 17 on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for either such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, or without the application of Accounting Principles Board Opinions 16 and 17, as applicable, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

            SECTION 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                                   ARTICLE II

                                   The Credits

            SECTION 2.01. Commitments. (a) The Borrower, Holdings and the Lenders acknowledge the making of the Tranche B Term Loans in the aggregate principal amount of $200,000,000 on the Closing Date pursuant to the Original Credit Agreement. Prior to the Restatement Closing Date, the Borrower has repaid or prepaid $56,049,111 aggregate principal amount of Tranche B Term Loans. The Borrower, Holdings and the Lenders hereby agree that, after giving effect to the Restatement Prepayment, $134,045,893 aggregate principal amount of Tranche B Term Loans shall continue to be outstanding pursuant to the terms and conditions of this Agreement and the other Loan Documents.

                  (b) The Borrower and the Lenders acknowledge the making of the Tranche C Term Loans in the aggregate principal amount of $235,000,000 on the Closing Date pursuant to the Original Credit Agreement. Prior to the Restatement Closing Date, the Borrower has repaid or prepaid $65,621,889 aggregate principal amount of Tranche C Term Loans. The Borrower, Holdings and the Lenders hereby agree that, after giving effect to the Restatement Prepayment, $157,723,515 aggregate principal amount of Tranche C Term Loans shall continue to be outstanding pursuant to the terms and conditions of this Agreement and the other Loan Documents.

                  (c) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time on or after the Restatement Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment. The Borrower, Holdings and the Lenders acknowledge the making of Revolving Loans prior to the Restatement Closing Date and agree that (except as provided in paragraph (d) below) such outstanding Revolving Loans shall continue to be outstanding pursuant to the terms and conditions of this Agreement and the other Loan Documents.

                  (d) The Borrower, Holdings and the Lenders hereby agree that, on the Restatement Closing Date, $50,000,000 aggregate principal amount of outstanding Revolving Loans (the "Converted Loans") shall be converted (the "Conversion") into Tranche A Term Loans and, after giving effect to the Restatement Prepayment, $46,559,592 aggregate principal amount of Tranche A Term Loans shall continue to be outstanding as such pursuant to the terms and conditions of this Agreement and the other Loan Documents. The Conversion shall be allocated ratably among the Revolving Credit Lenders in accordance with their respective Pro Rata Percentages. Immediately upon the Conversion, the Revolving Credit Commitments shall be permanently reduced by $50,000,000, such reduction to be allocated ratably among the Revolving Credit Lenders in accordance with their respective Pro Rata Percentages. The Administrative Agent shall determine the Revolving Loans of each Lender that shall be converted to Tranche A Term Loans pursuant to this paragraph. To the extent any of the Converted Loans are Eurodollar Loans, they shall continue as such following the Conversion for the remainder of their respective Interest Periods.

                  (e) Within the limits set forth in paragraph (c) above and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

            SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

                  (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than nine Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

                  (c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00
(noon), New York City time, credit the amounts so received to an account in the name of the Borrower, maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing (in lieu of interest that would otherwise become due to such Lender pursuant to
Section 2.06) and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount (excluding interest thereon) shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                  (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request a Borrowing pursuant to which the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

                  (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.22(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.22(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a) (in lieu of interest that would otherwise become due to such Lender pursuant to Section 2.06), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

            SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day),
(iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

            SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Term Loan of such Lender as provided in Section 2.11 and the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

                  (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

            SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Percentage set forth under the heading "Fee Percentage" in the definition of the term "Applicable Percentage" per annum in effect from time to time on the daily unused amount of the Commitments of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein. For purposes of this Section 2.05, the unused amount of any Lender's Revolving Credit Commitment on any date shall equal such Lender's Revolving Credit Commitment on such date minus such Lender's Revolving Credit Exposure on such date.

                  (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "Administrative Agent Fees").

                  (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank with respect to each Letter of Credit the standard fronting, issuance and drawing fees specified from time to time by the Issuing Bank (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                  (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

            SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

                  (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

                  (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement; provided that (i) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount from the date of such default to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section
2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 2.00% per annum.

            SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined in good faith that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, but, in any event, prior to the commencement of any Interest Period, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

            SECTION 2.09. Termination and Reduction of Revolving Credit Commitments. (a) The Revolving Credit Commitments and the L/C Commitment shall automatically terminate on the Revolving Credit Maturity Date.

                  (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, in each case, without premium or penalty, the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $1,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

                  (c) Each reduction of the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments. The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders, on the date of each termination or reduction, the unpaid Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

            SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 11:00 a.m., New York City time, on the Business Day of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 10:00 a.m., New York City time, three

Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                        (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                        (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                        (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued and unpaid interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                        (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

                        (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                        (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

                        (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than the applicable Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings comprised of Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as applicable, with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the ABR Term Borrowings comprised of Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as applicable, would not be at least equal to the principal amount of Term Borrowings to be paid on such Term Loan Repayment Date; and

                        (viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

      Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a

Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued as an ABR Borrowing.

            SECTION 2.11. Repayment of Term Borrowings. (a) (i) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below or, if any such date is not a Business Day, on the next succeeding Business Day (each such date being a "Tranche A Term Loan Repayment Date"), a principal amount of the Tranche A Term Loans (as adjusted from time to time pursuant to Sections 2.12 and 2.13(g)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment (it being understood and agreed that the amounts set forth below have been determined after giving effect to the Restatement Prepayment):

            Date                                             Amount
            ----                                             ------
            Tranche A Maturity Date                     $46,559,592

                        (ii) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next succeeding Business Day (each such date being a "Tranche B Term Loan Repayment Date"), a principal amount of the Tranche B Term Loans (as adjusted from time to time pursuant to Sections 2.12 and 2.13(g)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment (it being understood and agreed that the amounts set forth below have been determined after giving effect to the Restatement Prepayment):

                  Date                                  Amount
                  ----                                  ------
                  December 31, 2002                $   171,197
                  March 31, 2003                       171,197
                  June 30, 2003                        171,197
                  September 30, 2003                 3,423,906
                  December 31, 2003                  3,423,906
                  March 31, 2004                     3,423,906
                  June 30, 2004                      3,423,906
                  September 30, 2004                12,839,644
                  December 31, 2004                 12,839,644
                  March 31, 2005                    12,839,644
                  June 30, 2005                     12,839,644
                  September 30, 2005                17,119,527

                  December 31, 2005                 17,119,527
                  March 31, 2006                    17,119,527
                  Tranche B Maturity Date           17,119,523

                        (iii) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below or, if any such date is not a Business Day, on the next succeeding Business Day (each such date being a "Tranche C Term Loan Repayment Date"), a principal amount of the Tranche C Term Loans (as adjusted from time to time pursuant to Sections 2.12 and 2.13(g)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment (it being understood and agreed that the amounts set forth below have been determined after giving effect to the Restatement Prepayment):

                  Date                                  Amount
                  ----                                  ------
                  December 31, 2002                $   170,882
                  March 31, 2003                       170,882
                  June 30, 2003                        170,882
                  September 30, 2003                   170,882
                  December 31, 2003                    170,882
                  March 31, 2004                       170,882
                  June 30, 2004                        170,882
                  September 30, 2004                   170,882
                  December 31, 2004                    170,882
                  March 31, 2005                       170,882
                  June 30, 2005                        170,882
                  September 30, 2005                   170,882
                  December 31, 2005                    170,882
                  March 31, 2006                       170,882
                  June 30, 2006                        170,882
                  September 30, 2006                38,790,074
                  December 31, 2006                 38,790,074
                  March 31, 2007                    38,790,074
                  Tranche C Maturity Date           38,790,063

                  (b) To the extent not previously paid, all Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans shall be due and payable on the Tranche A Maturity Date, the Tranche B Maturity Date and Tranche C Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

                  (c) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

            SECTION 2.12. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) in the case of Eurodollar Loans, or prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) on or prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 11:00 a.m., New York

City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $3,000,000.

                  (b) Optional prepayments of Term Loans shall be allocated pro rata among the then-outstanding Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans and applied, at the option of the Borrower, first, in chronological order to the installments of principal scheduled to be paid within 12 months after such prepayment and second, ratably against the remaining scheduled installments of principal due in respect of the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans under Sections 2.11(a)(i), (ii) and (iii), respectively.

                  (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to, but excluding, the date of payment.

            SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments (other than as a result of the Conversion on the Restatement Closing
Date), then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, first repay or prepay Revolving Credit Borrowings in an amount sufficient to eliminate such excess and second, to the extent of any remaining excess (after the prepayment of Revolving Loans), to replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties.

                  (b) Not later than the third Business Day following the completion of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(g). Following any increase in the size of the Receivables Program, to the extent that the size of the Receivables Program is increased above $60,000,000, not later than the third Business Day following the completion of the initial sale of, or transfer of interests in, Program Receivables to ACL Funding pursuant to such increase, the Borrower shall apply 100% of the Net Cash Proceeds received in respect of such increase to prepay outstanding Term Loans in accordance with Section 2.13(g).

                  (c) In the event and on each occasion that an Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply 100% of the Net Cash Proceeds therefrom to prepay outstanding Term Loans in accordance with Section 2.13(g).

                  (d) No later than April 15 of each year, commencing with April 15, 2003, the Borrower shall prepay outstanding Term Loans in accordance with
Section 2.13(g) in an aggregate principal amount equal to 75% of Excess Cash Flow for the preceding fiscal year.

                  (e) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or other disposition of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than Indebtedness for money borrowed permitted pursuant to Section 6.01) or as a result of a sale and leaseback transaction described in clause (ii) of the proviso to Section 6.03, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(g).

                  (f) In the event that there shall occur any Casualty or Condemnation and, to the extent that pursuant to the applicable Mortgage or Fleet Mortgage, the Casualty Proceeds (less any required Tax Distributions) or Condemnation Proceeds (less any required Tax Distributions), as the case may be, are required to be used to prepay the Term Loans, then the Borrower shall apply an amount equal to 100% of such Casualty Proceeds or Condemnation Proceeds, as the case may be, to prepay outstanding Term Loans in accordance with Section 2.13(g).

                  (g) Mandatory prepayments of outstanding Term Loans under this Agreement shall be allocated pro rata among the then-outstanding Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans, and applied, first, in chronological order to the installments of principal scheduled to be paid within 12 months after such prepayment, and second, pro rata against the remaining scheduled installments of principal due in respect of Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans under Sections 2.11(a)(i), (ii) and (iii), respectively.

                  (h) The Borrower shall deliver to the Administrative Agent,
(i) at the time of each prepayment required under this Section 2.13, a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section
2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

                  (i) Amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as the case may be, immediately and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account (i) allocable to Term Loans to prepay Eurodollar Term Loans and (ii) allocable to Revolving Loans to prepay Eurodollar Revolving Loans, in each case on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Term Loans or Revolving Loans, as the case may be, have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph
(i). The Administrative Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments that mature prior to the last day of the applicable Interest Periods of the Eurodollar Term Borrowings or Eurodollar Revolving Borrowings to be prepaid, as the case may be; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Borrowings on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Issuing Bank and the Lenders, a security interest in the Prepayment Account to secure the Obligations.

                  (j) The Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(g) in an aggregate principal amount equal to (i) $6,250,000, on or before September 30, 2002, (ii) $18,750,000, after September 30, 2002 and on or before December 31, 2002, (iii) $6,250,000, after December 31, 2002 and on or before September 30, 2003, and (iv) $18,750,000, after September 30, 2003 and on or before December 31, 2003.

            SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount reasonably deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts reasonably determined by such Lender or Issuing Bank to be necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

            SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                        (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

                        (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

            SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or
(b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

            SECTION 2.17. Pro Rata Treatment. Except as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

            SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans or participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans or participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure, as the case may be of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

            SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank) shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York by wire transfer.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

            SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that, if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition (but without duplication), the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Each Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent) two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Foreign Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender delivers a Form W-8BEN, a certificate representing that such Foreign Lender is not a bank for purposes of Section 881 (c) of the Code, is not a 10-percent shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the Code) and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U. S. Federal withholding tax on payments by the Borrower under this Agreement or any other Loan Document. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement or designates a new lending office. In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this Section 2.20(e), a Foreign Lender shall not be required to deliver any form pursuant to this Section 2.20(e) that such Foreign Lender is not legally able to deliver.

                  (f) If the Administrative Agent, a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.20, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made by the Borrower under this Section 2.20 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender or the Issuing Bank, as applicable, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender or the Issuing Bank, as applicable, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender or the Issuing Bank in the event the Administrative Agent or such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.20 shall require the Administrative Agent or any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other person.

            SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)) but with the reasonable assistance of the Administrative Agent, upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under
Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under
Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

                  (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

            SECTION 2.22. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account or for the account of any wholly owned Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement. The Borrower, the Issuing Bank and the Lenders acknowledge the issuance of the Letters of Credit that are outstanding on the date hereof in accordance with the terms of the Original Credit Agreement and listed on Schedule 1.01(a) and that such Letters of Credit shall continue to be outstanding pursuant to the terms and conditions of this Agreement and the other Loan Documents. The Borrower, the Issuing Bank and the Lenders acknowledge the issuance of any Letters of Credit issued pursuant to the DIP Facility by the Issuing Bank that are outstanding on the Restatement Closing Date in accordance with the terms of the DIP Facility and that such Letters of Credit shall continue to be outstanding pursuant to the terms and conditions of this Agreement and the other Loan Documents.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $25,000,000 and (ii) the Aggregate Revolving Credit Exposure (which includes the L/C Exposure) shall not exceed the Total Revolving Credit Commitment.

                  (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

                  (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement by 2:00 p.m. on the same Business Day or, if the Borrower shall have received notice of such L/C Disbursement later than 10:00 a.m., New York City time, on any Business Day or on a day which is not a Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

                  (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                        (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                        (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                        (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                        (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                        (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                        (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

      Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

                  (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse a such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

                  (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder, without affecting its rights and obligations with respect to Letters of Credit previously issued by it. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                                  ARTICLE III

                         Representations and Warranties

      Each of Holdings and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

            SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

            SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents, the Restructuring Documents and the New Note Documents, to which it is or will be a party, the consummation of the Transactions and, in the case of the Borrower, the borrowings hereunder (a) have been duly authorized by all requisite corporate or limited liability company action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the articles of organization or operating agreement or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

            SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding at law or in equity).

            SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for such as have been made or obtained and are in full force and effect.

            SECTION 3.05. Financial Statements. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and statements of income and changes in financial condition as of and for the fiscal year ended December 28, 2001, audited by and accompanied by the opinion of PricewaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

                  (b) The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and related statements of operations and members' equity interests as of and for the twelve month period ended December 28, 2001, prepared giving effect to the Transactions as if they had occurred on such date (in the case of the unaudited pro forma consolidated balance sheet) and as of the beginning of such period (in the case of the related statements of operations and members' equity interests). Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions believed in good faith by the Borrower on the date hereof to be reasonable, are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

            SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, condition (financial or otherwise), contingent liabilities, prospects or material agreements of Holdings, the Borrower and the Subsidiaries, taken as a whole, since December 28, 2001, it being agreed that changes related to the Acknowledged Events of Default (as defined in the Forbearance Agreement) or the consummation of the Restructuring (including, in connection with the Chapter 11 Case, those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code) shall not constitute any such material adverse change.

            SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Holdings, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02. Without limiting the generality of the foregoing, except as set forth on Schedule 3.07(a) each of the Vessels has been duly documented under the laws of the United States in the name of the Borrower or the Subsidiary listed on Schedule 3.20(c) as the owner thereof, and no other action is necessary to establish and perfect such entities' title to and interest in such Vessels.

                  (b) Each of Holdings, the Borrower and the Subsidiaries is in compliance with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Holdings, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

                  (c) Except as set forth on Schedule 3.07(c), neither Holdings nor the Borrower has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding materially and adversely affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation which is material to the business of Holdings or the Borrower.

                  (d) Except as set forth on Schedule 3.07(d), none of Holdings, the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

            SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the date hereof a list of all Subsidiaries and the percentage ownership interest of Holdings or the Borrower therein. The shares of Capital Stock or other ownership interests so indicated on Schedule 3.08 are fully paid and nonassessable and are owned by Holdings or the Borrower, directly or indirectly, free and clear of all Liens (other than Liens in favor of the Collateral Agent, created under the Security Documents) or as set forth on Schedule 3.08. Holdings owns 100% of the issued and outstanding equity membership interests of the Borrower, free and clear of all Liens (other than Liens in favor of the Collateral Agent, created under the Security Documents).

            SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  (b) None of Holdings, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in each case, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

                  (c) Except as set forth on Schedule 3.09, certificates of occupancy and permits to the extent required by law are in effect for each Mortgaged Property as currently constructed, and true and complete copies of such certificates of occupancy have been delivered to the Collateral Agent as mortgagee with respect to each Mortgaged Property.

            SECTION 3.10. Agreements. (a) None of Holdings, the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (b) None of Holdings, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.11. Federal Reserve Regulations. (a) None of Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

            SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of Holdings, the Borrower or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.13. Use of Proceeds. The proceeds of all Loans made prior to the Restatement Closing Date were used as required by the Original Credit Agreement. The Borrower will use the proceeds of all Loans made on or after the Restatement Closing Date and will request the issuance of Letters of Credit only for general corporate purposes in the ordinary course of business of the Borrower and the Subsidiaries.

            SECTION 3.14. Tax Returns. Each of Holdings, the Borrower and the Subsidiaries has filed or caused to be filed all Federal income tax returns and all material Federal non-income, material state, material local and material foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes shown on such returns to be due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

            SECTION 3.15. No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not misleading, provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

            SECTION 3.16. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under all Plans in the aggregate (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not; as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

            SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17:

                  (a) The properties owned or operated by Holdings, the Borrower and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance, and in the last six years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

                  (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (d) None of Holdings, the Borrower or any of the Subsidiaries has received any written notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters Holdings, the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do Holdings, the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

                  (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof. As of the date hereof, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

            SECTION 3.19. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, for so long as the Collateral Agent continues to hold such Collateral, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person.

                  (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, together with the financing statements previously filed in the offices specified on Schedule 6 to the Perfection Certificate, constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

                  (c) The Security Agreement previously filed in the United States Patent and Trademark Office and the United States Copyright Office constitutes (together with the financing statements previously filed in the offices specified on Schedule 6 to the Perfection Certificate) a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the registered Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

                  (d) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and the Mortgages previously filed in the offices specified on Schedule 3.19(d) constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

                  (e) The Fleet Mortgages are effective to create a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Vessels specified therein, and the Fleet Mortgages previously recorded in the National Vessel Documentation Center of the U.S. Coast Guard constitute a first preferred fleet mortgage and a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Vessels and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

            (f) The Assignments of Insurances are effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Insurances and the Requisition Compensation (each as defined in the Assignments of Insurances) and, when notices of assignment in appropriate form are given, in respect of Insurances, to all brokers, insurance companies and underwriters with or through whom any policies or entries relating to the Insurances or any part thereof are effected, and, in respect of Requisition Compensation, a notice of assignment thereof is given to each person from whom any Requisition Compensation may be due, the Assignments of Insurances shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in such Insurances or Requisition Compensation (as the case may be), in each case prior and superior in right to any other person.

      SECTION 3.20. Location of Real Property and Leased Premises and List of Towboats, Drydocks and Barges. (a) Schedule 3.20(a) lists completely and correctly as of the date hereof all real property owned by the Loan Parties and the addresses thereof, other than certain real property of de minimis value. The Loan Parties own in fee all the real property set forth on Schedule 3.20(a), provided that any real property owned by the Loan Parties as of the date hereof that is disposed of in compliance with the terms, conditions, covenants and agreements contained in the Loan Documents shall be deemed to be deleted from
Schedule 3.20(a) immediately following such a disposition.

            (b) Schedule 3.20(b) lists completely and correctly as of the date hereof all real property leased by the Loan Parties and the addresses thereof, other than certain real property of de minimis value. The Loan Parties have valid leases in all the real property set forth on Schedule 3.20(b), provided that any real property leased by the Loan Parties as of the date hereof that is disposed of in compliance with the terms, conditions, covenants and agreements contained in the Loan Documents shall be deemed to be deleted from Schedule 3.20(b) immediately following such a disposition.

            (c) Schedule 3.20(a) and 3.20(c) list completely and correctly as of the date hereof all towboats, drydocks and barges owned by the Loan Parties.

      SECTION 3.21. Labor Matters. Except as set forth on Schedule 3.21, as of the date hereof there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

      SECTION 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Restatement Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Restatement Closing Date.

                                   ARTICLE IV

                              Conditions of Lending

      On the Restatement Closing Date, on the date of each Borrowing, and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a "Credit Event"), but excluding any conversion or continuation of a Borrowing in accordance with Section 2.10:

                  (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.22(b).

                  (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) No Event of Default or Default shall have occurred and be continuing (other than, on the Restatement Closing Date, existing Restatement Closing Date Acknowledged Events of Default (as defined in the Amendment Agreement)).

                  (d) Holdings, the Borrower and the Subsidiaries shall be in compliance with the applicable ratios set forth in Sections 6.11, 6.12 and 6.15 as tested on and as of the date of such Credit Event and after giving effect to such Credit Event, notwithstanding that compliance with such covenants for purposes of Article VI is tested as of the end of each fiscal quarter.

      Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Holdings on the date of such Credit Event as to the matters specified in paragraphs (b), (c) and (d) of this Article IV.

                                   ARTICLE V

                              Affirmative Covenants

      Each of Holdings and the Borrower covenants and agrees with each Lender that from and after the Restatement Closing Date until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts then due and payable under any Loan Document (other than wholly contingent indemnification obligations) shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full or cash collateralized to the satisfaction of the Administrative Agent and the Issuing Bank, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of the Subsidiaries to:

            SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05.

                  (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect in all material respects the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its consolidated business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where such noncompliance could not reasonably be expected to result in a Material Adverse Effect; and, except in the case of sales of assets permitted pursuant to Section 6.05 or a Casualty or Condemnation, at all times maintain and preserve all property material to the conduct of such business and keep in all material respects such property in good repair, working order and condition, normal wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

            SECTION 5.02. Insurance. In the case of the Borrower and each
Subsidiary:

                  (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, in each case as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

                  (b) Cause all such policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Restatement Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall, during the continuance of such Event of Default pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

                  (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a "Zone 1" area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require.

                  (d) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $25,000,000, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

                  (e) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

                  (f) Without limiting the generality of the foregoing, keep the Vessels insured in accordance with the insurance requirements of the Fleet Mortgages; provided, however, that the Loan Parties shall be permitted to increase the deductibles under insurance policies to $50,000 per occurrence.

            SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than any Lien permitted under Section 6.02) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

            SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations, members' equity interest and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing reasonably acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of operations, members' equity interest and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) within 30 days after the end of each of the first two months of each fiscal quarter, its consolidated balance sheet and related statements of operations, members' equity interest and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal month and the results of its operations and the operations of such Subsidiaries during such fiscal month and the then elapsed portion of such fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (d) concurrently with any delivery of financial statements under sub-paragraph (a), (b) or (c) above, a letter of the accounting firm or certificate of the Financial Officer reporting on or certifying such statements (which letter, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) reporting that they are unaware that any Event of Default has occurred, in the case of the accounting firm, or certifying that no Event of Default or Default has occurred, in the case of the Financial Officer or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and
(ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.10, 6.11, 6.12, 6.14 and 6.15 as of the date or for the period being reported on;

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any

Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

                  (f) prior to the start of each fiscal year, a copy of the budget for its consolidated balance sheet and related statements of income and cash flows for each quarter of such fiscal year; and

                  (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

            SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

                  (a) the occurrence of any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1, 000,000; and

                  (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

            SECTION 5.06. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of Holdings, the Borrower or any Subsidiary at reasonable times and upon reasonable notice and as often as reasonably requested, but in no event more than four times per fiscal year unless an Event of Default shall have occurred and be continuing, and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of Holdings, the Borrower or any Subsidiary with the officers thereof and independent accountants therefor; provided, however, that, unless a Default or Event of Default shall have occurred and be continuing, in no event shall the Administrative Agent or any Lender or any of their respective designees contact any customer or supplier of the Borrower or any Subsidiary regarding this Agreement and the Indebtedness hereunder without the prior consent of the Borrower.

            SECTION 5.07. Use of Proceeds. Use the proceeds of the Loans made on or after the Restatement Closing Date and request the issuance of Letters of Credit only for general corporate purposes in the ordinary course of business of the Borrower and the Subsidiaries.

            SECTION 5.08. Compliance with Environmental Laws. Except for any non-compliance that could not reasonably be expected to result in a Material Adverse Effect, comply, and use reasonable efforts to cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that none of Holdings, the Borrower or any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

            SECTION 5.09. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or 5.08 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days (or such longer period as is reasonably required in the circumstances) after such request, at the expense of the Borrower, an environmental site assessment report with respect to the subject matter of such breach prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent indicating, where appropriate under the circumstances, the estimated cost of any compliance or Remedial Action in connection with such breach.

            SECTION 5.10. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary (other than ACL Funding) to execute a Subsidiary Guarantee Agreement, Indemnity Subrogation and Contribution Agreement and each applicable Security Document in favor of the Collateral Agent, provided that no such Domestic Subsidiary shall be required to pledge more than 65% of the Voting Stock of any Foreign Subsidiary or any of the Capital Stock of either Non-Pledged Foreign Subsidiary. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower (including real and other properties acquired subsequent to the Closing Date)), provided that the Borrower shall not be required to pledge more than 65% of the Voting Stock of any Foreign Subsidiary or any of the Capital Stock of either Non-Pledged Foreign Subsidiary. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. The Borrower agrees to provide such evidence as the Collateral

Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

                                   ARTICLE VI

                               Negative Covenants

      Each of Holdings and the Borrower covenants and agrees with each Lender that from and after the Restatement Closing Date until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts then due and payable under any Loan Document (other than wholly contingent indemnification obligations) have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full or cash collateralized to the satisfaction of the Administrative Agent and the Issuing Bank, unless the Required Lenders shall otherwise consent in writing, neither Holdings nor the Borrower will, nor will they cause or permit any of the Subsidiaries to:

            SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness for borrowed money existing on the date hereof and set forth in Schedule 6.01;

                  (b) Indebtedness created hereunder and under the other Loan Documents;

                  (c) (i) the Senior Unsecured Notes not exchanged in the Exchange Offer and Consent Solicitation and the Guarantees thereof, (ii) the New Senior Unsecured Notes and the Guarantees thereof in an aggregate principal amount not to exceed the sum of (x) $120,000,000 plus (y) the amount (not to exceed $20,000,000) of accrued and unpaid interest on the Senior Unsecured Notes (other than the DHC Notes) at the Restatement Closing Date, and (iii) the Subordinated PIK Notes and the subordinated Guarantees thereof in an aggregate principal amount not to exceed the sum of (x) $116,500,000, (y) the amount of accrued and unpaid interest on the Senior Unsecured Notes (other than the DHC Notes) at the Restatement Closing Date in excess of $20,000,000 and (z) the amount of accrued interest from time to time payable on the Subordinated PIK Notes in the form of additional Subordinated PIK Notes;

                  (d) Indebtedness consisting of purchase money Indebtedness or Capital Lease Obligations incurred in the ordinary course of business after the Closing Date to finance or refinance Consolidated Capital Expenditures, provided that (A) a description of the assets financed thereby shall have been furnished to the Administrative Agent for any assets for which the purchase price is greater than $750,000, (B) the aggregate principal amount of any Indebtedness or Capital Lease Obligations incurred pursuant to this paragraph (d) outstanding at any time shall not exceed $25,000,000 and (C) the sum of the aggregate principal amount of all Indebtedness or Capital Lease Obligations incurred by Foreign Subsidiaries pursuant to this paragraph (d) and unsecured Indebtedness incurred by Foreign Subsidiaries pursuant to paragraph (1) below and, in each case outstanding at any time, shall not exceed $25,000,000;

                  (e) intercompany loans and advances permitted by Section 6.04(c);

                  (f) Indebtedness of the Borrower or any wholly owned Subsidiary (other than ACL Funding) to Holdings, or of ACL Funding to the Borrower or any wholly owned Subsidiary incurred pursuant to the Receivables Program; provided, however, that all such Indebtedness (A) is subordinated to the prior payment in full of the Obligations on terms satisfactory to the Administrative Agent, (B) any Indebtedness to Holdings is evidenced by an intercompany note pledged by Holdings to the Collateral Agent pursuant to the Pledge Agreement for the benefit of the Secured Parties and (C) any Indebtedness of ACL Funding incurred pursuant to this subsection (f) shall be permitted only for such limited period of time as is required to account for any sale of Program Receivables, which period of time shall not in any event exceed two Business Days;

                  (g) ordinary course Interest Rate Protection Agreements and ordinary course, nonspeculative foreign exchange and commodity protection agreements;

                  (h) Indebtedness arising out of judgments or awards (other than any judgment that is described in clause (i) of Article VII and constitutes a Default or Event of Default thereunder) in respect of which the Borrower shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided that the Borrower shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award;

                  (i) Indebtedness under performance bonds incurred in the ordinary course of business;

                  (j) in the case of the Borrower and the Subsidiary Guarantors, Indebtedness the net proceeds of which are used substantially concurrently with the incurrence thereof to refinance the Senior Unsecured Notes, the New Senior Unsecured Notes or the Subordinated PIK Notes so long as (i) such refinancing Indebtedness is in an aggregate principal amount, or, if issued at a discount, the issue price is, not greater than the aggregate principal amount of the Indebtedness being refinanced plus the amount of any premiums required to be paid thereon, the amount of accrued and unpaid interest thereon and the fees and expenses incurred in connection with such refinancing, (ii) such Indebtedness has a final maturity no earlier than and a weighted average life no shorter than the Indebtedness being refinanced and (iii) the covenants, events of default and other provisions thereof (including any Guarantees thereof and, in the case of Indebtedness refinancing the Subordinated PIK Notes, the subordination provisions and pay-in-kind provisions thereof) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being refinanced; and

                  (k) additional unsecured Indebtedness in an aggregate amount at any time outstanding not exceeding $15,000,000, provided that the sum of the aggregate principal amount of all Indebtedness incurred by a Foreign Subsidiary pursuant to this paragraph (k) and Indebtedness and Capital Lease Obligations incurred by Foreign Subsidiaries pursuant to paragraph (d) above and, in each case, outstanding at any time shall not exceed $15,000,000.

            SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02, provided that such Liens shall secure only those obligations which they secure on the date hereof and refinancings thereof which do not increase the outstanding principal amount thereof;

                  (b) any Lien created under the Loan Documents or permitted under the Fleet Mortgages;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition,
(ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary, (iii) such Lien does not (A) materially interfere with the use, occupancy and operation of any Mortgaged Property, (B) materially reduce the fair market value of such Mortgaged Property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such Mortgaged Property;

                  (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

                  (e) Carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising, in the case of such other like Liens, in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

                  (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                  (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred, in the case of such other similar encumbrances, in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary, provided that (i) such security interests secure Indebtedness permitted by Section 6.01(d), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 85% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) (or if such Indebtedness exceeds such 85% limit, such Indebtedness is non-recourse to Holdings, the Borrower and the Subsidiaries) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

                  (j) Liens securing appeal bonds or arising out of judgments or awards (other than any judgment that is described in clause (i) of Article VII and constitutes a Default or Event of Default thereunder) in respect of which the Borrower shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided that the Borrower shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award;

                  (k) Liens resulting from arrangements among the stockholders of Foreign Subsidiaries which limit or restrict the transfer of Capital Stock of such Foreign Subsidiaries by those stockholders to third parties;

                  (l) additional Liens on property or assets securing obligations (other than Indebtedness for borrowed money) not exceeding $250,000 at any time, provided that, to the extent any such Lien applies to any Collateral (as defined in any such Security Document), such Lien does not have priority over the Liens created under the Security Documents; and

                  (m) Liens on the property of ACL Funding incurred pursuant to the Receivables Program Documentation.

            SECTION 6.03. Sale and Lease Back Transactions. Other than with respect to Jeffboat Sale and Leaseback Transactions, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Leaseback Transaction"); provided that the Borrower and the Subsidiaries may enter into any such arrangement (i) to the extent that the Capital Lease Obligation and Liens associated therewith would be permitted by Sections 6.01(d) and 6.02(i), respectively or (ii) with the prior written approval of the Required Lenders, so long as the Net Cash Proceeds of such arrangement are used to repay Term Loans pursuant to Section 2.13(e).

            SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Capital Stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a) investments existing on the date hereof by Holdings in the Capital Stock of the Borrower and by the Borrower in the Capital Stock of the Subsidiaries, and additional investments by Holdings in the Capital Stock of the Borrower and by the Borrower and its Subsidiaries in the Capital Stock of the Subsidiary Guarantors;

                  (b) Permitted Investments;

                  (c) loans or advances made by any Loan Party to the Borrower or any Subsidiary that are evidenced by an intercompany note pledged to the Collateral Agent pursuant to the Pledge Agreement for the benefit of the Secured Parties;

                  (d) investments consisting of non-cash consideration received in connection with a sale of assets permitted by Section 6.05(b);

                  (e) loans and advances to employees and officers of Holdings, the Borrower or any of the Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate principal amount outstanding at any one time not to exceed $2,500,000;

                  (f) loans and advances in an aggregate principal amount outstanding at any one time not to exceed $2,000,000 to management and other employees of the Borrower, the proceeds of which are used in their entirety to purchase Capital Stock of Holdings and other investments pursuant to retirement savings programs;

                  (g) Consolidated Capital Expenditures permitted pursuant to
Section 6.10;

                  (h) ordinary course Interest Rate Protection Agreements and ordinary course, nonspeculative foreign exchange and commodity protection agreements;

                  (i) Accounts;

                  (j) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (k) investments in the Capital Stock of Holdings permitted by
Section 6.06(a)(vi);

                  (l) investments consisting of the receipt by UABL Ltd. of tax indemnity payments made by CSX Corporation prior to the date hereof in connection with the acquisition of UABL S.A. by UABL Ltd.; and

                  (m) other investments, loans or advances in an amount at any time outstanding not exceeding $25,000,000.

            SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole (whether now owned or hereafter acquired), or any Capital Stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory and scrap, obsolete, excess and worn out assets in the ordinary course of business, (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (A) any wholly owned Subsidiary (other than ACL Funding) may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (B) any wholly owned Subsidiary (other than ACL Funding) may merge into or consolidate with any other wholly owned Subsidiary (other than ACL Funding) in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration (provided, that if any such transaction involves a Domestic Subsidiary, the surviving entity shall be a wholly owned Domestic Subsidiary and no person other than the Borrower or a wholly owned Domestic Subsidiary shall receive any consideration) and (C) any Foreign Subsidiary may merge into or consolidate with any other Foreign Subsidiary in a transaction in which the surviving entity is a

Subsidiary and the value of the Borrower's direct or indirect interest in such surviving entity immediately after such merger or consolidation is at least equal to the aggregate value of its direct or indirect interest in the merging or consolidating Foreign Subsidiaries immediately prior to such merger or consolidation, and (iii) the Borrower and any Subsidiary may make Consolidated Capital Expenditures permitted by Section 6.10 and sale and lease-back transactions permitted by Section 6.03.

                  (b) Neither the Borrower nor any Subsidiary shall engage in any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 85% of which is cash, (ii) such consideration is at least equal to the fair market value (as determined in good faith by the Borrower's board of directors or analogous body) of the assets being sold, transferred, leased or disposed of and (iii) the fair market value (as determined in good faith by the Borrower's board of directors or analogous body) of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed (i) $20,000,000 in any fiscal year or (ii) $100,000,000 in the aggregate.

            SECTION 6.06. Dividends and Distributions; Restrictions on Ability of Subsidiaries to Pay Dividends. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Capital Stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Capital Stock or set aside any amount for any such purpose; provided, however, that:

                        (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its shareholders;

                        (ii) Holdings may declare and pay dividends with respect to its Capital Stock solely in additional shares of its Capital Stock;

                        (iii) [Intentionally Omitted];

                        (iv) the Borrower may distribute to Holdings, and Holdings may distribute to its members, Tax Distributions;

                        (v) if at the time thereof and after giving effect thereto no Default has occurred and is continuing, the Borrower may declare and pay dividends to Holdings at such times and in such amounts, not exceeding $3,000,000 during any fiscal year, and Holdings may in turn distribute or dividend any such amounts to DHC; and

                        (vi) the Borrower may declare and pay dividends or make other distributions to permit Holdings to purchase, redeem, retire or otherwise acquire (A) Capital Stock of its members, or options or warrants to purchase Capital Stock, held by officers, directors or employees of Holdings, the Borrower or any Subsidiary pursuant to a compensation plan or arrangement in connection with the death, disability or termination of employment of any such officer, director or employee or (B) Capital Stock owned by any officer, director or employee of Holdings, the Borrower or any Subsidiary pursuant to the exercise of options or warrants to purchase such Capital Stock by such officer, director or employee or to pay taxes incurred in connection with such exercise of options or warrants in an aggregate amount for all such transactions described in clauses (A) and
      (B) not exceeding the sum of (x) $1,000,000 plus (y) the proceeds of any substantially concurrent issuance of Capital Stock of Holdings to any officer, director or employee of Holdings, the Borrower or any Subsidiary.

                  (b) Permit its subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such subsidiary, provided that the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or the Senior Unsecured Debt Documents or the New Note Documents as in effect on the Restatement Closing Date (or by any document evidencing Indebtedness refinancing the Senior Unsecured Notes, the New Senior Unsecured Notes or the Subordinated PIK Notes in accordance with Section 6.01(j), to the extent such encumbrance or restriction is no more onerous that the analogous provisions of the New Note Documents), or, in the case of ACL Funding, to encumbrances or restrictions existing pursuant to the Receivables Program Documentation.

            SECTION 6.07. Transactions with Affiliates. Except as set forth on
Schedule 6.07, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) the Borrower or any Subsidiary may engage in (i) any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (ii) the transactions permitted pursuant to Sections 6.04, 6.05 and 6.06 and (iii) the Transactions, including, without limitation, the Tax Distributions and (b) this Section 6.07 shall not apply to transactions between or among (i) the Borrower and one or more wholly owned Domestic Subsidiaries or (ii) wholly owned Foreign Subsidiaries.

            SECTION 6.08. Business of Holdings, Borrower and Subsidiaries. (a) Other than Holdings or ACL Funding, engage at any time in any business or business activity other than a Related Business.

                  (b) In the case of Holdings, engage in any business or business activity other than being a holding company for the Capital Stock of the Borrower and the issuer of its securities permitted hereby and activities reasonably incidental thereto.

                  (c) In the case of ACL Funding, engage in any trade or business, or otherwise conduct any business activity, other than the performance of its obligations pursuant to the Receivables Program Documentation and other incidental activities.

            SECTION 6.09. Other Indebtedness and Agreements. (a) Permit any waiver, supplement, modification, amendment, termination or release of (i) the LLC Agreement or the Restructuring Documents or (ii) any indenture, instrument or agreement pursuant to which any Indebtedness or preferred stock of Holdings, the Borrower or any Subsidiary is outstanding in an aggregate outstanding principal amount in excess of $5,000,000, or modify its articles of organization, operating agreement or by-laws, in each case to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

                  (b) (i) make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled (or, in the case of Indebtedness described in Section 6.01(d), mandatory) payments of principal and interest as and when due, in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness for borrowed money of the Borrower or any Subsidiary in an outstanding principal amount exceeding $5,000,000 after the Restatement Closing Date or (ii) pay in cash any amount in respect of such Indebtedness that may at the obligor's option be paid in kind or in other securities, except:

                        (A) payment of Indebtedness created under the Loan
            Documents;

                        (B) refinancing of Indebtedness with the new
            Indebtedness incurred pursuant to Section 6.01(j); and

                        (C) payment of intercompany Indebtedness between or
            among Holdings, the Borrower and its Subsidiaries permitted under clauses (e) and (f) of Section 6.01 and payment of Indebtedness permitted under clauses (h) and (i) of Section 6.01.

            SECTION 6.10. Capital Expenditures. Permit the aggregate amount of Consolidated Capital Expenditures made by the Borrower and the Subsidiaries, taken as a whole, for any fiscal year of the Borrower to exceed the sum of (a) $35,000,000 and (b) the Net Cash Proceeds from Sponsor Equity Contributions made during such fiscal year.

            SECTION 6.11. Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as of the end of any fiscal quarter falling in any period set forth below to be in excess of the ratio set forth below for such period:

                           Period                          Ratio
                           ------                          -----
            April 1, 2002 through March 31, 2003        4.75 to 1.00
            April 1, 2003 through March 31, 2004        4.50 to 1.00
            April 1, 2004 through March 31, 2005        4.25 to 1.00
            Thereafter                                  4.00 to 1.00

            SECTION 6.12. Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters ending in any period set forth below to be less than the ratio set forth below for such period, tested at the end of such quarter:

                           Period                          Ratio
                           ------                          -----
            April 1, 2002 through March 31, 2006        2.25 to 1.00
            Thereafter                                  2.50 to 1.00

            SECTION 6.13. Fiscal Year. Permit the fiscal year of Holdings or the Borrower to end on a day other than the last Friday in December or the last day of any calendar year.

            SECTION 6.14. Annual Rent Expense. Permit the Rent Expense for (a) any fiscal year of the Borrower or (b) any fiscal quarter occurring within any fiscal year of the Borrower to exceed the amount set forth opposite such fiscal year or quarter, respectively, below:

            Period               Per Fiscal Year    Per Fiscal Quarter
            ------               ---------------    ------------------
              2002                   $65,000,000           $16,250,000
              2003                    70,500,000            17,625,000
              2004                    76,000,000            19,000,000
              2005                    81,500,000            20,375,000
              2006                    87,000,000            21,750,000
              2007                    92,500,000           23,125,000;

provided, however, that, for purposes of determining compliance with this Section, Rent Expense shall not include the rent expense associated with any Sale and Leaseback Transaction consummated after the Restatement Closing Date and permitted by Section 6.03.

            SECTION 6.15. Rent Adjusted Consolidated Senior Leverage Ratio. Permit the Rent Adjusted Consolidated Senior Leverage Ratio as of the end of any fiscal quarter to be in excess of a ratio of 6.00 to 1.00.

                                  ARTICLE VII

                                Events of Default

      In case of the happening of any of the following events on or after the Restatement Closing Date ("Events of Default"):

                  (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

                  (d) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.06 or in Article VI;

                  (e) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

                  (f) Holdings, the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $5,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of Holdings, the Borrower or any Subsidiary, or of a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Holdings, the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000, which amount is not covered by insurance (provided that in the event such a judgment is covered by insurance, the Administrative Agent is provided with satisfactory evidence that the insurance provider will provide the coverage relating thereto) shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

                  (j) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its ERISA

Affiliates in an aggregate amount exceeding (i) $1,000,000 in any year or (ii) $5,000,000 for all periods;

                  (k) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement or to continue previously filed financing statements prior to the expiration thereof and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy; or

                  (l) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding, if any, to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent

      In order to expedite the transactions contemplated by this Agreement, JPMorgan Chase Bank is hereby appointed to act as Administrative Agent and Collateral Agent and, for purposes of the Fleet Mortgages, Security Trustee, on behalf of the Lenders and the Issuing Bank (for purposes of this Article VIII, the Administrative Agent , the Collateral Agent and Security Trustee are
referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts
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                                                                              71


due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the Program Receivables and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

      Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility in their capacity as such to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

      The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

      Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, subject to the Borrower's approval, not to be unreasonably withheld, so long as no Default or Event of Default shall have occurred and be continuing. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent with the consent of the Borrower (which consent shall not be unreasonably withheld) which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the
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                                                                              72


acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

      Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or any other Loan Party, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents. Each Revolving Credit Lender agrees to reimburse and indemnify the Issuing Bank and its directors, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

      Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

            SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
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                                                                              73


                  (a) if to the Borrower or Holdings, to American Commercial Lines LLC, at 1701 E. Market Street, Jeffersonville, Indiana 47130, Attention:
General Counsel, Telecopy Number: (812) 288-0294; with a copy to Danielson Holding Corporation, at 767 Third Avenue, New York, New York 10017, Attention:
David Barse, Telecopy Number: (212) 888-6704;

                  (b) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10005, Attention of Barbara Lubitch, Telecopy Number: (212) 552-5650, with a copy to JPMorgan Chase Bank, at 270 Park Avenue, New York 10017,
Attention: Richard C. Smith, Telecopy Number: (212) 270-5100 and Craig H. Fuehrer, Telecopy Number: (646) 534-1755; and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth on its Administrative Questionnaire.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

            SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount then due and payable under this Agreement or any other Loan Document is outstanding and unpaid (other than wholly-contingent indemnification obligations) or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16,
2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

            SECTION 9.03. Binding Effect. This Agreement shall become effective as provided in the Amendment Agreement, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, the Administrative Agent, the Collateral Agent, the Security Trustee the Issuing Bank and each Lender and their respective permitted successors and assigns.

            SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Holdings, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender or to an Approved Fund (unless the proposed assignment is of a Revolving Credit Commitment and the proposed assignee is not then a Revolving Credit Lender), (x) the Borrower (unless an Event of Default specified in paragraph (b), (c), (g) or (h) or Article VII shall have occurred and be continuing) and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) and (y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (A) $2,500,000 with respect to the Revolving Credit Commitments and/or Revolving Loans or (B) $1,000,000 with respect to Term Loans (or, if less, the entire remaining amount of such Lender's Commitment), (ii) unless otherwise agreed to by the Administrative Agent, the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16,
2.20 and 9.05 and be subject to the provisions of Section 9.16, as well as to any Fees accrued for its account and not yet paid).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to
Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) if the consent of the Borrower is not required for such assignment, give prompt notice thereof to the Borrower. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (e).

                  (f) Each Lender may without the consent of the Borrower, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders and had acquired their participations by assignment pursuant to Section 9.04(b) and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing any Guarantor or all or any substantial part of the Collateral).

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower, provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

                  (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such any such assignment, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                  (i) Neither Holdings nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

                  (j) In the event that Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or Thompson's Bank Watch (or Insurance Watch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 or C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by Insurance Watch Ratings Service)), respectively, then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

            SECTION 9.05. Expenses; Indemnity. (a) The Borrower and Holdings agree, jointly and severally, to pay all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore and Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

                  (b) The Borrower and Holdings agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, trustees, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) All amounts due under this Section 9.05 shall be payable on written demand therefor.

            SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Holdings against any of and all the obligations of the Borrower or Holdings now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE "UNIFORM CUSTOMS")
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                                                                              78


AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 9.08. Waives; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Holdings and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease or extend the date for payment of the Commitment Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.17 or 9.04(i), the provisions of this Section, the definition of the term "Required Lenders" or release any Guarantor or all or any substantial part of the Collateral, without the prior written consent of each Lender or (iv) change the allocation between Tranche B Term Loans and Tranche C Term Loans of any prepayment pursuant to Section 2.12 or
2.13 without the prior written consent of (A) Lenders holding a majority of the aggregate outstanding principal amount of the Tranche B Term Loans and (B) Lenders holding a majority of the aggregate outstanding principal amount of the Tranche C Term Loans; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank.

            SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the
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Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

            SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract among the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof (including, following the Restatement Closing Date, the Forbearance Agreement) is superseded by this Agreement and the other Loan Documents and shall be terminated on the Restatement Closing Date. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Indemnitees (as defined in Section 9.05(b)) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

            SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

            SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 9.13. [Intentionally omitted].

            SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or
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proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.

                  (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.16. Confidentiality. The Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, provided that such persons are notified of the confidential nature of such Information, (b) to the extent requested by any regulatory authority, including the National Association of Insurance Commissioners, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process (after reasonable notice to Borrower so that Borrower may seek a protective order or other appropriate remedy), (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.16 or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower or Holdings. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrower or Holdings and related to the Borrower or Holdings, any shareholder of the Borrower or Holdings or any employee, customer or supplier of the Borrower or Holdings, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower or Holdings, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 9.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

            SECTION 9.17. Termination. Subject to the last sentence of Section 9.02, this Agreement and the other Loan Documents shall terminate when all the Obligations (other
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than wholly contingent indemnification obligations not then due and payable)
have been indefeasibly paid in full, the Lenders have no further commitment to lend, the L/C Exposure has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under this Agreement, at which time the Collateral Agent shall execute and deliver to the Borrower, Holdings and the Subsidiary Guarantors all Uniform Commercial Code termination statements, mortgage assignments or satisfactions and similar documents which the Borrower, Holdings and the Subsidiary Guarantors shall reasonably request to evidence such termination.